[LETTERHEAD OF STOKES & HINDS, LLC]

                        INDEPENDENT ACCOUNTANTS' CONSENT









         We consent to incorporation by reference in the Registration Statement on Form S-8, of our report dated October 26, 2001 relating to the statements of financial condition of Mt. Troy Savings Bank, FSB as of September 30, 2001 and 2000 and the related statements of income, changes in retained earnings and cash flows for the years then ended, which report appears in the Form SB-2 (File No. 333-75212) of Reserve Bancorp, Inc. filed with the SEC on December 14, 2001, as amended.





                                                  /s/Stokes & Hinds, LLC
                                                  ------------------------------
                                                  Stokes & Hinds, LLC


July 25, 2002
Pittsburgh, Pennsylvania